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                                                                EXHIBIT 10.16(b)


                     SHAREHOLDER TRANSFER AGENCY AGREEMENT


     This Agreement is made this _____ day of December, 1998 by and between The Chase Manhattan Bank ("Chase") a banking corporation organized under the laws of the State of New York having an office at 4 New York Plaza, New York, New York 10004, and [Name of Fund]., a closed-end investment company organized as a business trust under the laws of the State of Massachusetts. (the "Fund").



                                   I SERVICES


     Commencing on the date first hereinabove written and in accordance with procedures established from time to time by the Fund and Chase, Chase shall perform the (i) shareholder account maintenance services, (ii) mailing services,
(iii) dividend and distribution payment services and (iv) recordkeeping services (collectively, the "Standard Services") in connection with the Fund's shares of common stock, par value $.01 per share (the "Shares"), as more fully described herein.

     A. Account Maintenance Services. Chase shall perform transfer agent, registrar and other shareholder account maintenance services in connection with the Shares. Such services are composed of (i) registering Share issuance, redemption and transfers on the Fund's records of the holders of Shares (the "Shareholders") upon receipt of instructions from, in the case of issuance and redemption, the Fund, and in the case of a transfer, the transferor and documentation in proper form to effect a transfer of Shares; (ii) canceling the certificates(1) representing such Shares, if any, and if so requested, countersigning, registering, issuing and mailing by insured first class mail new certificates for the same or a smaller whole number of Shares; (iii) issuing replacement certificates in lieu of certificates which have been lost, stolen or destroyed upon receipt of a properly executed affidavit with respect to such loss, theft or destruction and a lost certificate bond in form satisfactory to Chase; (iv) combining certificates into larger denominations; (v) maintaining stop transfer orders, including placing and removing the same; (vi) processing new Shareholder accounts; (vii) posting address changes, and (viii) researching and responding to Shareholder inquiries. Shares will be transferred and new certificates issued in transfer upon surrender of the old certificates in form deemed by Chase to be properly endorsed for transfer accompanied by delivery of such documents, certifications and opinions Chase may deem necessary to evidence the authority of the person making the transfer and payment of any applicable stock transfer tax. Chase reserves the right to refuse to transfer Shares until it is satisfied that the endorsement or signature on any document is valid and genuine, and for that purpose it will require a

___________________
1 All references to certificates will include book entry services.
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signature guarantee by a member or participant in the Securities Transfer
Agents Medallion Program or such other guarantor previously approved by Chase. Chase shall not be required to effect any transfer unless and until it has received the approvals, documents, certifications and opinions provided for herein. Chase's sole responsibility in connection with any redemption of Shares shall be to register the same on the Fund's records upon receipt of instruction from the Fund.

     B. Mailing. Mailing Services provided to the Fund shall consist of (i) annual preparation of a list of Shareholders owning Shares, (ii) semi-annual distribution of a report to Shareholders, (iii) mailing proxies, (iv) receiving and tabulating proxies and mailing Shareholder reports to current
Shareholders, (v) certifying Share vote totals, (vi) assisting with the annual meeting of Shareholders, if any, and (vii) upon request of the Fund, mailing to each Shareholder such other information relating to the Fund as the Fund may reasonably request.

     C. Dividend and Distribution Payment Services.

     (1) Upon the declaration of any dividend or distribution payable either in Shares or cash, the Fund shall notify Chase in writing setting forth the date of payment (the "Payment Date") of such dividend or distribution, the record date as of which Shareholders entitled to payment thereof shall be determined (the "Record Date"), and the amount payable per Share to Shareholders of record as of the Record Date. In the case of dividends at regular intervals, such notification may be a standing notification setting forth the method of calculating such dividends and the Fund or its agent shall advise Chase of the amount of such dividend at the appropriate intervals. Chase shall notify the Fund and the entity then acting as the custodian (which entity may be an affiliate of Chase) for the portfolio securities and cash of the Fund (the "Custodian") of the amount of cash required to pay the dividend or distribution so that the Fund may instruct the custodian to make sufficient funds available on or before the Payment Date. Upon receipt by Chase or a drawee bank selected by Chase of such funds from the Custodian, Chase shall prepare and mail to Shareholders, at their addresses as they appear on the records maintained by Chase or pursuant to any written order of a Shareholder on file with Chase, checks representing any dividend or distributions to which they are entitled, and an accompanying distribution statement.

     (2) In addition to the forgoing, dividend and distribution payment services are composed of (i) inserting any enclosure supplied by the Fund with each dividend or distribution check; (ii) replacing lost dividend checks; (iii) providing photocopies of canceled checks when requested by Shareholders; (iv) reconciling paid and outstanding checks; (v) coding as "undeliverable" certain amounts to suppress mailing of dividend checks to same; (vi) processing and record keeping of accumulated uncashed dividends; (vii) furnishing requested dividend and distribution information to Shareholders; and (vii) withholding from such payments any taxes required to be withheld by Chase under, and remitting the same in accordance with, applicable provisions of the Internal Revenue Code.
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     D. Dividend reinvestment Plan Services. Chase will act as agent for shareholders under the Dividend Reinvestment Plan, a copy of which is attached hereto as Exhibit D.

     E. Recordkeeping Services.

     (1) Chase shall keep records relating to the Standard Services to be performed hereunder, in such form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, Chase agrees that all such records prepared or maintained by Chase relating to the service to be performed by Chase hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 of said rules and made available in accordance with such section and rules. Chase shall forthwith upon the Fund's demand surrender promptly to the Fund and cease to retain in its files those records and documents created and maintained by Chase pursuant to this Agreement.

     (2) Chase and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     (3) In case of any requests or demands for the inspection of the Shareholder records of the Fund, Chase will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. Chase reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

                         II SHARE CERTIFICATES

     The Fund shall supply Chase with sufficient Share certificates. Such blank Share certificates shall be properly signed, manually or by facsimile signature, by duly authorized officers of the Fund, and shall bear the seal or other facsimile thereof of the Fund. Notwithstanding the death, resignation or removal of any officer of the Fund authorized to sign such share certificates, Chase may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Fund. Chase shall establish and maintain facilities and procedures reasonably acceptable to the Fund for the safekeeping of Shares certificates and facsimile signature imprinting devices, if any, and for the preparation or sue and for keeping account of such certificates and devices. Chase agrees to establish and maintain facilities and procedures that are reasonably acceptable to the Fund and Chase for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation or use, and for keeping account of, such certificates, forms and devices.
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                             III FEES AND EXPENSES

     For the services to be performed by Chase pursuant to this Agreement, the Fund shall pay to Chase all fees and expenses described herein:

     A. Shareholder Services Fee. The Fund shall pay Chase a service fee (the "Shareholder Service Fee") in the amount set forth in Exhibit B hereto. The Shareholder Service Fee is payable quarterly and shall be prorated for any period less than a full calendar quarter.

     B. Out-of-Pocket Expenses. The Fund agrees to reimburse Chase for any and all out-of-pocket expenses, including, without limiting the preceding, the expenses described and listed in Exhibit B.

     C. Additional Services. The Fund may request additional processing, special reports, or other additional services. The Fund shall submit such requests for additional services in writing together with such specifications as may be reasonably required by Chase, and Chase shall respond to such requests in the form of a price quotation. The Fund's written acceptance of the quotation must be received prior to implementation of such request.

     D. Terms of Payment. All fees, out-of-pocket expenses, or additional charges of Chase shall be billed on a quarterly basis and shall be due and payable within 15 days after receipt of the invoice. Chase will render, after the close of each quarter in which services have been furnished, a statement reflecting all of the charges for such quarter.

     D. Taxes. In addition to any other charges specified hereunder, the Fund shall pay any sales tax, use tax, transfer tax, excise tax, tariff, duty, or any other tax or payment in lieu thereof imposed by any governmental authority or agency as a direct result of the provision by Chase of goods or services hereunder, except for taxes based on Chase's net income.

                        IV REPRESENTATIONS AND WARRANTIES

     A.   Chase. Chase  represents and warrants to the Fund that:

     (1) It is a duly organized and existing corporation having the powers of a trust company under the laws of the State of New York;

     (2) It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

     (3) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;
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     (4) Its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Chase; and

     (5) It has and will continue to have access to the necessary facilities, equipment and personnel to perform is duties and obligations under this Agreement.

     B. The Fund. The Fund represents and warrants to Chase that:

     (1) It is a business trust duly organized and existing and in good
standing under the laws of the State of          ;

     (2) It is empowered under applicable laws and by its Certificate of Incorporation or Declaration of Trust, its by-laws, and the Resolutions of the Board of Directors or Trustees (the "Organization Documents") to enter into and perform this Agreement;

     (3) All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

     (4) Its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund; and

     (5) The Fund is validly registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended, and the issuance of Shares to subscribers at closing will be in compliance with applicable securities laws or qualify for exemption therefrom.


                       V  DOCUMENTS FURNISHED BY THE FUND

     A. Initially Furnished Documents. The Fund has furnished to Chase the following documents:

     (1) A copy of the Organization Documents of the Funds, attached hereto as Exhibit A;

     (2) Copies of the Fund's notice of registration on Form    , attached
hereto as Exhibit C;

     (3) A certificate signed by an officer of the Fund specifying the number of authorized Shares, the number of such authorized Shares issued and currently outstanding, and the names, Share amounts and other applicable information required for issuance of Shares to subscribers; and

     (4) An opinion of counsel to the Fund with respect to the validity of the authorized and outstanding Shares and whether such Shares are fully paid and non-assessable.

     B. Prospectively Furnished Documents. The Fund shall furnish the following documents upon request by Chase:

     (1) Copies of all amendments to the Organization Documents of the Fund;

     (2) Copies of all subsequent amendments to the Fund's registration statement; and

     (3) Such other certificates, documents and opinions as Chase shall deem to be appropriate or necessary for the proper performance of its duties hereunder.

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                               VI INDEMNIFICATION

     A. Fund Indemnification Obligation. Chase shall not be responsible for, and the Fund shall indemnify and hold Chase harmless from, any and all losses, damages, costs, charges, reasonable attorneys' fees, payments, expenses and liability arising out of or attributable to:

     (1) All actions of Chase or its agents or subcontractors required to be taken pursuant to this Agreement unless such actions are taken in bad faith or with negligence or willful misconduct;

     (2) The Fund's refusal or failure to comply with the terms of this Agreement, or the Fund's lack of good faith, negligence or willful misconduct, or the breach of any representation or warranty of the Fund hereunder;

     (3) The reliance on or use by Chase or its agents or subcontractors of information, records or documents which are received by Chase or its agents or subcontractors and furnished to it by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any other person or firm (other than Chase or its agents or subcontractors) on behalf of the Fund;

     (4) The reliance on, or the carrying out by Chase or its agents or subcontractors of, any instructions or requests of the Fund which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund; and

     (5) The offer or sale of Shares by the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such Shares in such state.

     B. Chase Indemnification Obligation. Chase shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, but excluding attorneys fees, payments and expenses, arising out of or attributable to Chase's material breach of this Agreement, or Chase's bad faith, negligence or willful misconduct.

     C. Claims. Upon the assertion of a claim for which either Chase or the Fund may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion and shall keep the other party advised with respect to all developments concerning such claim, but the failure to give such notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim but not to control such defense. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it, except with the indemnifying party's prior written consent, which consent shall not be withheld unreasonably.
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     D. Chase's Limitation of Liability. Anything in this agreement to the contrary notwithstanding, in no event shall Chase be liable for special, indirect, or consequential losses or damages of any kind whatsoever whether or not Chase has been advised as to the possibility of such losses or damages and regardless of the form of action in which any such claim for losses or damages may be made.

     E. Force Majeure. In the event either Chase or the Fund is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes. Chase shall use all reasonable efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from uncontrollable events, and should such damage, loss of data, delays or errors occur, Chase shall use its reasonable efforts to mitigate the effects of such occurrence.

                           VII  TERM AND TERMINATION

     A. Notice. This Agreement shall remain in effect until terminated by any party, without penalty upon 90 days' prior written notice.

     B. Breach. This Agreement may be terminated by any non-breaching party if a party is in material breach of this Agreement. In order to so terminate this Agreement, written notice shall be given to an officer of the party in breach of the non-breaching party's intention to terminate due to a failure to comply with, or breach of, a material term or condition of this Agreement. Said written notice shall specifically state the material term or condition claimed to be breached and shall provide at least 15 days in which to correct such alleged breach. If such breach is not corrected in the time period allowed, then any non-breaching may terminate this Agreement immediately, upon written notice to the other parties.

     C. Expenses. Should this Agreement be terminated, all out-of-pocket expenses reasonably incurred by Chase in connection with the movement of records and materials to its successor or to the Fund shall be borne by the Fund.

                            VIII USE OF CHASE NAME

     The Fund shall not use Chase's name in any offering material, Shareholder reports, advertisement or other material relating to the Fund, other than for the purpose of merely identifying and describing the functions of Chase hereunder, in a manner not approved by Chase in writing prior to such use; provided, however, that Chase shall consent to all uses of its name required by the Securities and Exchange Commission, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case will such approval be unreasonably withheld.
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                                 IX  ASSIGNMENT

     Except as hereunder provided, neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Chase may, with the Fund's consent, subcontract for the performance hereof with any subsidiary or other affiliate of Chase, and may, with the Fund's consent, subcontract for the performance hereof with third parties other than a subsidiary or affiliate of Chase; provided, however, that Chase shall be as fully responsible to the Fund for the acts or omissions of any subcontractor as it is for its own acts and omissions and shall be responsible for its choice of subcontractor.

                               X  CONFIDENTIALITY

     The information contained in this Agreement is confidential and proprietary in nature. By receiving this Agreement, the Fund agrees that none of its trustees, officers, employees, or agents, without the prior written consent of Chase, will divulge, furnish or make accessible to any third party, except as required by law or any regulatory authority or as permitted by the next sentence, any part of this Agreement or information in connection therewith which has been or may be made available to it. The Fund agrees that it will limit access to the Agreement and such information to only those officers or employees with responsibilities for analyzing the Agreement, to its counsel, to such independent consultants hired expressly for the purpose of assisting in such analysis, and to governmental agencies. In addition, the Fund agrees that any person to whom such information is properly disclosed shall be informed of the confidential nature of the Agreement and the information relating thereto, and shall be directed to treat the same appropriately. The terms set forth in this Article X shall continue without termination.

                               XI  MISCELLANEOUS

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute the entire Agreement between the parties hereto and supersede

                         [text continued on next page]
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any prior oral or written Agreement with respect to the subject matter hereof.
This Agreement may not be amended or modified in any manner except by written instrument executed by both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

                                            THE CHASE MANHATTAN BANK

                                            By ______________________________
                                            Name:
                                            Title:


                                            [Name of Fund]

                                            By ______________________________
                                            Name:
                                            Title:

                       TRANSFER AGENCY AGREEMENTS BETWEEN       Prepare as an
                          NUVEEN EXCHANGE-TRADED FUNDS          attachment to
                                      AND                       EXHIBIT 10.16(b)
                              CHASE MANHATTAN BANK


Nuveen Premium Income Municipal Fund, Inc.
Nuveen Performance Plus Municipal Fund, Inc.
Nuveen California Performance Plus Municipal Fund, Inc.
Nuveen New York Performance Plus Municipal Fund, Inc.
Nuveen Municipal Advantage Fund, Inc.
Nuveen Municipal Market Opportunity Fund, Inc.
Nuveen California Municipal Market Opportunity Fund, Inc. Nuveen Investment Quality Municipal Fund, Inc.
Nuveen California Investment Quality Municipal Fund, Inc. Nuveen New York Investment Quality Municipal Fund, Inc.
Nuveen Insured Quality Municipal Fund, Inc.
Nuveen Florida Investment Quality Municipal Fund
Nuveen New Jersey Investment Quality Municipal Fund, Inc. Nuveen Pennsylvania Investment Quality Municipal Fund
Nuveen Select Quality Municipal Fund, Inc.
Nuveen California Select Quality Municipal Fund, Inc.
Nuveen New York Select Quality Municipal Fund, Inc.
Nuveen Quality Income Municipal Fund, Inc.
Nuveen Insured Municipal Opportunity Fund, Inc.
Nuveen Florida Quality Income Municipal Fund
Nuveen Michigan Quality Income Municipal Fund, Inc.
Nuveen Ohio Quality Income Municipal Fund, Inc.
Nuveen Texas Quality Income Municipal Fund
Nuveen California Quality Income Municipal Fund, Inc.
Nuveen New York Quality Income Municipal Fund, Inc.
Nuveen Premier Municipal Income Fund, Inc.
Nuveen Premier Insured Municipal Income Fund, Inc.
Nuveen Premium Income Municipal Fund 2, Inc.
Nuveen Arizona Premium Income Municipal Fund, Inc.
Nuveen Insured California Premium Income Municipal Fund, Inc. Nuveen Insured Florida Premium Income Municipal Fund
Nuveen Michigan Premium Income Municipal Fund, Inc.
Nuveen New Jersey Premium Income Municipal Fund, Inc.
Nuveen Insured New York Premium Income Municipal Fund, Inc. Nuveen Premium Income Municipal Fund 4, Inc.
Nuveen Insured California Premium Income Municipal Fund 2, Inc. Nuveen Maryland Premium Income Municipal Fund
Nuveen Massachusetts Premium Income Municipal Fund
Nuveen Pennsylvania Premium Income Municipal Fund 2
Nuveen Virginia Premium Income Municipal Fund
Nuveen Washington Premium Income Municipal Fund

Nuveen Connecticut Premium Income Municipal Fund
Nuveen Georgia Premium Income Municipal Fund
Nuveen Missouri Premium Income Municipal Fund
Nuveen North Carolina Premium Income Municipal Fund
Nuveen California Premium Income Municipal Fund
Nuveen Insured Premium Income Municipal Fund 2
Nuveen Municipal Value Fund, Inc.
Nuveen California Municipal Value Fund, Inc.
Nuveen New York Municipal Value Fund, Inc.
Nuveen Municipal Income Fund, Inc.
Nuveen Select Maturities Municipal Fund
Nuveen Select Tax-Free Income Portfolio
Nuveen Select Tax-Free Income Portfolio 2
Nuveen Insured California Select Tax-Free Income Portfolio
Nuveen Insured New York Tax-Free Income Portfolio
Nuveen Select Tax-Free Income Portfolio 3